EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                                    ________



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 33-28391 and 33-64671) and Form S-8 (Nos. 333-01175
and 333-94159) of Chesapeake Utilities Corporation of our report dated February 19, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.





/S/PRICEWATERHOUSECOOPERS LLP
-----------------------------
PricewaterhouseCoopers  LLP
Philadelphia,  Pennsylvania
March  15,  2004